UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

      DATE OF REPORT (Date of earliest event reported): December 14, 2004

                         ------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         -------------------------------

         INDIANA                     0-17071                     35-1544218
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)

                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)

                                  Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


                                   Page 1 of 5
                             Exhibit Index on Page 4


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Item 5.02.         Departure of Directors or Principal Officers; Election of
                   Directors; Appointment of Principal Officers.


          (b) On December 14, 2004, the Board of Directors received written notice from Norman M. Johnson that he intends to retire as a Director of the Corporation, effective as of the Corporation's 2005 Annual Meeting of the Shareholders. Mr. Johnson has reached the age whereby his retirement is mandatory pursuant to the Corporation's Bylaws.

         (d) On December 14, 2004, the Board of Directors of First Merchants Corporation (the "Corporation") appointed Dr. Jo Ann M. Gora to fill the vacancy on the Corporation's Board of Directors caused by the amendment to the Corporation's Bylaws described in this Form 8-K. Dr. Gora's term will continue until the 2005 Annual Meeting of the Shareholders, at which time she will be considered for election for a full three (3) year term. As of the date of this report, the Board of Directors has not yet determined on which committees Dr. Gora will serve. A copy of the Corporation's press release, dated December 17, 2004, announcing the appointment of Dr. Gora is attached hereto as Exhibit 99.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.


         (a) On December 14, 2004, the Board of Directors of the Corporation also amended Section Article V, Section 1 of the Corporation's Bylaws to provide for sixteen (16) Directors rather than the previous fifteen (15). The amendment was effective as of December 14, 2004.

Item 9.01.        Financial Statements and Exhibits.

         (c) (99.1) Press Release dated December 17, 2004.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATE:  December 17, 2004.

                           FIRST MERCHANTS CORPORATION


                           By:  /s/ Larry R. Helms
                                    Larry R. Helms,
                                    Senior Vice President

                                  EXHIBIT INDEX


         99.1     Press Release dated December 17, 2004

                                  Exhibit 99.1

NEWS  RELEASE

December 17, 2004

FOR IMMEDIATE RELEASE
For more information, contact:
Andrew Weixler, Corporate Marketing Director, 765-747-1360

First Merchants Corporation Elects Dr. Jo Ann M. Gora to its Board of Directors

December 17, 2004

Muncie, Indiana - First Merchants Corporation, a $3.2 billion financial holding company, has elected Ball State University President, Dr. Jo Ann M. Gora to its Board of Directors. Dr. Gora was elected on December 14, 2004, at a regular meeting of the Board of Directors.

Prior to taking the helm as the 14th president of Ball State University, Dr. Gora was chancellor of the University of Massachusetts Boston where she played a pivotal role in raising the university's admission standards, expanding its honors college, developing interdisciplinary centers of excellence, enhancing community outreach, increasing the level of external research funding, and improving the instructional technology infrastructure.

Dr. Gora served for nine years as provost and vice president for academic affairs at Old Dominion University in Norfolk, Virginia, where she guided the university through two strategic planning processes.

Gora earned a bachelor's degree in political science from Vassar College and master's and doctoral degrees in sociology from Rutgers University. She has published two books as well as numerous articles in the fields of criminology, medical sociology, and organizational behavior.

"We are very pleased that Jo Ann has joined our Board," said Michael L. Cox, First Merchants' CEO. "Her diverse background and stated desire to promote economic development throughout central Indiana will make her addition a real plus to our business model."

About First Merchants Corporation


First Merchants Corporation (Nasdaq: FRME) is a financial holding company headquartered in Muncie, Indiana. Since its organization in 1982, First
Merchants Corporation has grown to include ten affiliate banks with over 70 locations in 18 Indiana and two Ohio counties, a trust company, a multi-line insurance company, and a title agency.


Subsidiaries of the Corporation include First Merchants Bank, N.A.; The Madison Community Bank, N.A.; First United Bank, N.A.; The Union County National Bank of Liberty; The Randolph County Bank, N.A.; The First National Bank of Portland; Decatur Bank & Trust Company, N.A.; Frances Slocum Bank & Trust Company, N.A.; Lafayette Bank and Trust Company, N.A.; and Commerce National Bank. The Corporation also operates First Merchants Insurance Services, a full-service property, casualty, personal lines, and health care insurer, and is the majority owner of the Indiana Title Insurance Company LLC.


Merchants Trust Company unites the trust and asset management services of all affiliate banks of the Corporation and represents one of the largest trust companies in the State of Indiana, with assets in excess of $1.5 billion.


For more information, visit www.firstmerchants.com.

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